DFAIDG

Sub-Item 77Q1 (a)

Articles Supplementary to the Registrant's Articles of Incorporation filed with the Maryland Secretary of State on August 4, 2006 with respect to the addition of DFA Inflation-Protected Securities Portfolio Shares is incorporated herein by reference to Post-Effective Amendment No. 83/84 to Registrant's Registration Statement on Form N-1A (2-73948 and 811-3258) filed on September 12, 2006.

Articles Supplementary to the Registrant's Articles of
Incorporation filed with the Maryland Secretary of State on November 20, 2006 with respect to the addition of DFA
International Real Estate Securities Portfolio Shares is incorporated herein by reference to Post-Effective Amendment No.
85/86 to Registrant's Registration Statement on Form N-1A (2-73948 and 811-3258) filed on December 5, 2006.